CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this to the Registration Statement on Form N-1A (“Registration Statement”) of our report dated November 9, 2016, relating to the financial statements and financial highlights of Putnam American Government Income Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 22, 2017